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                                                                   EXHIBIT 10.12

EXECUTION VERSION



FIRST AMENDMENT TO
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

    WHEREAS, Duane B. Hopper (the "Employee") entered into an amended and restated employment agreement dated as of September 28, 1995 (the "Employment Agreement") with
GH Acquisition Corporation, a Delaware corporation, ("Acquisition
Corp."), Graphic Holdings, Inc., a Delaware corporation ("GHI"), and Graphic Controls Corporation, a New York corporation (the
"Company"); and

    WHEREAS, each of the parties to the Employment
Agreement desires to amend the Employment Agreement in certain respects as provided hereinbelow;

    NOW, THEREFORE, Acquisition Corp., GHI, the Company and the Employee hereby agree as follows:

Section 1. Amendment to the Employment Agreement.  Upon

the effectiveness of this Amendment, the Employment Agreement shall be and is hereby amended as set forth in paragraphs (a) through (n) below.

     (a) In lieu of the New Options, Additional Options and Special Common Options, described or defined in Sections 2(c)(i)(B), 2(c)'(i)(C) and 2(c)(iii)(C)(II) of the Employment Agreement, respectively, the Employee shall be granted (i) a Base Option to purchase 60,541 shares of Common Stock and 18,163 shares of Preferred Stock, (ii) a Performance Option to purchase 17,298 shares of Common Stock and 5,189 shares of Preferred Stock and (iii) a Special Common Option to purchase additional shares of Common Stock in certain circumstances (collectively, the "Option") on the terms set forth in the stock option agreement (the "Stock Option Agreement") attached hereto as Exhibit A. All terms of the Option shall be defined in and governed by the Stock Option Agreement in all respects. It is understood and agreed that the number of shares of Preferred Stock that may be purchased pursuant to the Base Option and the Performance Option shall not be subject to any adjustment to give effect to additional shares of Preferred Stock which have been issued by GHI in lieu of cash dividends with respect to Preferred Stock since the Effective Time.
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2



     (b) Sections 2(c)(i)(13) and (C), 2(c)(ii)(B) and
2(c)(iii)(B) and (C) of the Employment Agreement are hereby deleted in their entirety.



     (c) Section 2(c)(iv)(A) of the Employment Agreement is hereby amended by deleting the second sentence of such Section.



     (d) Section 2(c)(iv) of the Employment Agreement is hereby amended by deleting the phrase ,(or Special Common
Options, if any)" in the definition of "Trigger Event".



     (e) Section 2(c)(v) of the Employment Agreement is hereby amended by deleting the final sentence of such Section.



     (f) For purposes of Sections 2(d)(v)(B) and 2(d)(vi) of the Employment Agreement, the term "Options" shall be deemed to include the Rollover Options, the Base Option, the Performance
Option and the Special Common Option.



     (g) The first paragraph of Section 6 of.the Employment Agreement is hereby amended by deleting the phrase "if Employee shall commit an act of dishonesty, gross incompetency or intentional or willful misconduct which act occurs in the course of Employee's performance of his duties as an employee," and replacing it with the phrase "if (A) Employee shall commit an act of dishonesty, moral turpitude, gross incompetency or intentional or willful misconduct, which act occurs in the course of Employee's performance of his duties as an employee of GHI or any Subsidiary (as defined below), (B) Employee shall receive a conviction for a felony or (C) Employee shall commit a deliberate, material breach of the terms of this Agreement, GHI's 1996 Stock Option Plan, any agreement issued under GHI's 1996 Stock Option Plan evidencing the grant of an option or any other agreement between the Employee and GHI or a Subsidiary relating to any aspect of the Employee's employment by GHI or a Subsidiary". For purposes of the definition of "Cause", Subsidiary means any corporation in an unbroken chain of corporations beginning with GHI if, at the time of the granting of an option pursuant to GHI's 1996 Stock Option Plan, each of the corporations other than the last corporation in the unbroken
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chain owns stock possessing 5096 or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.



     (h) Section 6(a) of the Employment Agreement is hereby
amended by deleting clause (i) of such Section-
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    (i) Section 6(b) of the Employment Agreement is hereby
amended by deleting clauses (i) and (ii) of such Section.



    (j) Section 6(c) of the Employment Agreement is hereby amended by deleting clauses (iii) and (v) of such Section.



    (k) Section 6(d) of the Employment Agreement is hereby amended by deleting clause (i) of such Section.



     (1) Sections 6(e)(i) and (ii) of the Employment
Agreement are hereby amended by deleting the phrase ,(but not the New Options or Additional Options (or Special Common options, if any))" and replacing it with the phrase "(but not the Base Option or Performance Option (or Special Common Option, if any))".



    (m) Section 11(b) of the Employment Agreement is hereby amended by deleting clause (y) of the proviso thereto.



     (n) Section 11(c) of the Employment Agreement is hereby amended by deleting in its entirety the proviso thereto.



    (o) Section 11(d) of the Employment Agreement is hereby amended by deleting clause (y) of the proviso thereto.



    Section 2. Defined Terms. Except as expressly defined herein, capitalized terms used herein shall-have the respective meanings set forth in the Employment Agreement.



    Section 3. Employment Agreement. Except as expressly amended or modified herein, the Employment Agreement shall continue in full force and effect in accordance with the provisions hereof and thereof as in existence on the date hereof.
After the date hereof, any reference to the Employment Agreement shall mean the Employment Agreement as amended by this Amendment.



    Section 4. Governing Law.  This Amendment shall be
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governed by and construed in accordance with the laws of the
State of New York, without reference to the choice of law principles thereof.



    Section S. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.



    Section 6. Headings-.- The headings contained in this
Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.
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    IN WITNESS WHEREOF, the parties hereto have duly
executed and delivered this Amendment to the Employment Agreement as of December 12, 1996.



GH ACQUISITION CORPORATION

  by GRAPHIC HOLDINGS, INC.
  (as successor by merger)

by

Name: Michael B. Rothfeld
Title: Chairman of the
   Board


GRAPHIC HOLDINGS, INC.
by


Name: Michael B. Rothfeld
Title: Chairman of the
   Board



GRAPHIC CONTROLS CORPORATION
by


Name: Michael B. Rothfeld
Title: Chairman of the
   Board



Duane B. Hopper